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EXHIBIT 21.1

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COMPANY NAME                                 JURISDICTION OF INCORPORATION
-----------------------------------------    -----------------------------
GSL Corporation                              Delaware
NAMSCO Inc.                                  Delaware
North American Salt Company                  Delaware
Great Salt Lake Minerals Corporation         Delaware
Carey Salt Company                           Delaware
Minosus Limited                              United Kingdom
Salt Union Limited U.K.                      United Kingdom
Direct Salt Supplies Limited (U.K.)          United Kingdom
London Salt Limited (U.K.)                   United Kingdom
Compass Minerals (Europe) Limited            United Kingdom
Compass Minerals (UK) Limited                United Kingdom
Northern Salt, LLP                           Kansas
Sifto Canada Inc.                            Ontario, Canada
J.T. Lunt & Co. (Nantwich) Limited (U.K.)    United Kingdom
Compass Resources, Inc.                      Delaware
Compass Minerals Group, Inc.                 Delaware
Salt Notes Holding Corporation               Delaware
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